EXHIBIT 10.14


         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION




                               ADVISORY AGREEMENT

This Agreement is entered into as of June 20, 1997 (the "EFFECTIVE DATE") by and among MICHAEL JORDAN ("JORDAN"), FALK ASSOCIATES MANAGEMENT ENTERPRISES ("FAME") and SPORTSLINE USA, INC., A DELAWARE CORPORATION ("SPORTSLINE") and provides as follows:

SportsLine desires to contract with Jordan for certain services and to obtain from Jordan certain content for distribution through its sports-oriented online service currently located at universal resource locator "http://cbs.sportsline.com" (the "SPORTSLINE SERVICE"), and Jordan is willing to render such services, on the terms and conditions set forth herein. For and in consideration of the mutual terms and conditions set forth in this Agreement, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. TERM. The term of this Agreement shall be as set forth in EXHIBIT "A" (the "TERM").

2. SERVICES, RIGHTS & CONTENT. SportsLine end Jordan agreeto create a designated area of the SportsLine Service as the exclusive Jordan-authorized web site that features content to be provided by or on behalf of Jordan (hereinafter, the "JORDAN WEB SITE"). The Jordan Web Site will be hosted and operated by SportsLine on SportsLine's servers at a World Wide Web address (the "JORDAN URL") mutually agreed upon by the parties as may be adopted from time to time (tentatively, "michaeljordan.com"), and shall contain prominent links to the SportsLine Service. As more fully set forth herein, Jordan agrees to fully provide the content and perform the services outlined herein including but not limited to the services and content set forth on EXHIBIT "B."

3. EXCLUSIVITY. During the Term, and subject to any rights granted to the NBA pursuant to the NBA's Group Licensing Agreement (Jordan and FAME hereby acknowledge that, as of the Effective Date, Jordan has opted out of and is not currently subject to the NBA Group Licensing Agreement) or any other rights granted to the NBA pursuant to Jordan's contract with the Chicago Bulls, Jordan shall not be employed by, act as a consultant to, provide any content, chat sessions, information, products (including but not limited to merchandise and memorabilia) or services to, or otherwise render services of any nature for or on behalf of, any internet or World Wide Web (including but not limited to ESPN SportsZone, CNN/Si, Sporting News, NBC Sports, FoxSports, etc.), commercial online (including but not limited to Microsoft Network, America Online, CompuServe, etc.), electronic or similar service (regardless of whether such service is accessible through the Internet or

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    otherwise). In addition, as more fully set forth herein, Jordan hereby grants SportsLine an exclusive, world-wide license both online and off-line, to create the official Jordan Fan Clubs (as defined herein); however, that the foregoing shall not prohibit any of the sponsors listed on EXHIBIT "D" attached hereto (each, a "JORDAN ENDORSEMENT COMPANY") from distributing information, advertising, or product samples to Jordan fans so long as such activities are not reasonably construed to be in the nature of Fan Club activities in order to avoid confusion in the marketplace and to avoid adversely affecting the effectiveness of the Jordan Fan Clubs. Jordan understands and agrees that SportsLine shall not be prevented nor barred from retaining other persons or entities to provide services of the same nature or similar nature as those described herein or of any nature whatsoever. SportsLine acknowledges that the Jordan Endorsement Companies, WorldCom (in particular, with respect to Internet access services) and the NBA may have certain marketing rights that may extend to the Internet and which rights shall not be considered a breach of this Agreement; provided, however, under no circumstances may those rights include the creation of a Web site containing and content similar to the Jordan Information or have the same look and feel of the Jordan Web Site nor any interviews, chat sessions, or other services as provided herein.

4. PROMOTION. Jordan shall use his best efforts to (i) secure from his corporate sponsors and endorsers promotion of the Jordan Web Site in all print, direct mail, radio and television advertisements, infomercials, and other traditional, electronic and online marketing and promotional vehicles used by such sponsors and endorsers to promote Jordan, including arranging to have the Jordan URL displayed on hanging tags on Jordan's endorsers' or licensees' signature line of apparel and/or equipment, and any books and documentaries; and (ii) mention the Jordan Web Site and Jordan URL in all appropriate interviews and appearances of Jordan (the "PROMOTIONAL EFFORTS"). The Promotional Efforts shall prominently feature the lordan URL followed by the promotional statement "a SportsLine USA Powered Web Site" or other similar language designated by SportsLine, and display the Jordan URL, as may be adopted from time to time. SportsLine will actively promote the Jordan Web Site both within the SportsLine service and on other Web sites consistent with SportsLine's promotion of its other superstar Web Sites.

5.  SPONSORSHIP/ENDORSEMENT CONFLICTS.

    (a) SportsLine agrees and acknowledges that FAME and Jordan shall have the right to approve, in their absolute discretion, any third-

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        party corporate sponsorships for the Jordan Web Site, and that any use of Jordan's name and likeness in connection with any third-party corporation or sponsor is subject to prior written approval by Jordan and FAME, based upon Jordan's pre-existing Agreements with Jordan Endorsement Companies. In the event FAME or Jordan disapproves any third-party corporate sponsorship, FAME or Jordan, as applicable, shall provide SportsLine with FAME's and/or Jordan's reasons in writing. However, SportsLine acknowledges that there will be certain situations where, due to pre-existing third party agreements or in Jordan's sole discretion, Jordan cannot or will not grant approval to certain products, sponsorships and/or advertising in connection with the Jordan Web Site. Further, SportsLine agrees that it will not under any circumstances negotiate with, enter into any Agreement with or otherwise consult with any of the Jordan Endorsement Company Major Direct Competitors listed on Exhibit "E" attached hereto to advertise, promote or market the Jordan Web Site. SportsLine agrees to work with Jordan and FAME to ensure that there shall be no ambush marketing by other than Jordan Endorsement Company third-party corporate partners in connection with the Jordan Web Site;

    (b) SportsLine acknowledges that Jordan has entered into and will enter into certain third party agreements with Jordan Endorsement Companies relating to the food and beverage, sporting goods, telecommunications and apparel industries (collectively the "JORDAN THIRD PARTY AGREEMENTS"). Notwithstanding any provision contained in this Agreement to the contrary, SportsLine agrees that it will not take any action nor fail to take any action, as applicable under the circumstances, in connection with marketing, promoting, advertising and operating the Jordan Web Site and marketing, promoting, advertising and selling Jordan Merchandise which would violate or otherwise interfere with the terms and conditions of any existing or any future Jordan Third Party Agreement (a "MARKETING CONFLICT"), but only to the extent that SportsLine has been given prior written full disclosure of the material terms and conditions that create any such Marketing Conflict. Jordan and SportsLine will mutually agree upon procedures for the disclosure by Jordan to SportsLine of such information as is necessary, for SportsLine to comply with the foregoing. SportsLine will, as soon as technologically and commercially feasible following SportsLine's receipt of notice of a Marketing Conflict, take or refrain from taking such action, as applicable under the circumstances, so as to otherwise comply

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        with the terms and conditions of the Jordan Third Party Agreements;
        provided, however, that SportsLine shall have a reasonable period of time within which to deplete any existing inventory or inventory to which SportsLine is contractually obligated as of the date of receipt of notice of any Marketing Conflict. To the extent that SportsLine violates a restriction in a Jordan Third Party Agreement because SportsLine did not have written notice of such restriction, SportsLine shall not be deemed in breach of this Agreement to the extent that it promptly comes into compliance with such restriction, subject to SportsLine's right to deplete inventory as describe above, following written notice of such violation and such other disclosures as required by this section. SportsLine shall be solely responsible for contracting with the appropriate parties having rights under any Jordan Third Party Agreement in the event that SportsLine desires to purchase Jordan Merchandise from such third party, and Jordan shall have no obligations in connection therewith except as otherwise expressly provided herein.

6. CONSIDERATION. In full consideration for Jordan's services under this Agreement, SportsLine will pay Jordan pursuant to the terms outlined in EXHIBIT "C."

7. GRANT OF LICENSE. Jordan hereby grants to SportsLine the following licenses:

    a) CONTENT. Subject to any rights granted to the NBA pursuant to the Group Licensing Agreement and any rights granted by Jordan to Jordan Endorsement Companies Jordan grants to SportsLine an exclusive worldwide license:

        i)    To the Jordan URL;

        ii) To use, copy, display (publicly or privately), perform (publicly or privately), distribute or otherwise make available through the Jordan Web Site and the SportsLine Service the name, initials, likeness, logos, approved photographs, statements of approval, preference and endorsement, biographical information of Jordan (the "JORDAN ENDORSEMENT") and the Jordan Information (as defined herein):

              A) In connection with the development, advertisement, promotion and distribution of the SportsLine Service

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                 and the Jordan Web Site (including, without limitation,
                 information and text-oriented services, chatrooms, interviews, contests, interactive games on the Internet only, statistics, and sports feature texts).

              B) In SportsLine's letterhead.

              C) In connection with any demonstration, promotion, or
                 advertisement of or as otherwise reasonably necessary to promote the SportsLine Service or the Jordan Web Site in any medium.

        iii)  To enter Jordan Information into SportsLine's computer database.

        iv) To store, process, retrieve and transmit the same on the SportsLine Service and the Jordan Web Site.

        v) To reproduce any Jordan Endorsement or Jordan Information or any part of it for advertising, promotion and publicity of SportsLine.

     SportsLine's rights hereunder shall include, but not be limited to, SportsLine's right, in its sole discretion, to offer subscribers the option of printing and downloading Jordan Information or any portion thereof as a function of the SportsLine Service generally.

     b) MERCHANDISE. In addition, subject to any rights granted to any third parties by Jordan, Jordan grants to SportsLine the world- wide license to sell Jordan memorabilia such as autographed uniforms, basketballs, apparel, equipment, posters and any other sports memorabilia online ("JORDAN MERCHANDISE") through the Jordan Web Site; provided that, to the extent that Jordan has a pre-existing contractual obligation with The Upper Deck Company which conflicts with the rights and license granted pursuant to the foregoing provision, Jordan agrees to use his best efforts to facilitate a relationship between SportsLine and The Upper Deck Company. SportsLine agrees that any Jordan-autographed sports apparel, shoes, or sports equipment that SportsLine desires to sell in connection with The Upper Deck Company must be manufactured by Nike, Inc., and Wilson Sporting Goods, Inc., respectively, or any other third party with which Jordan has a contract.


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    c)  RESERVATION OF RIGHTS. All right, title and interest in all Jordan
        Information are and shall remain Jordan's, subject to the rights and licenses granted to SportsLine herein.

    d) ADDITIONAL RESTRICTIONS. SportsLine shall not use the Jordan Endorsement in a manner which implies an endorsement of any Web site and/or SportsLine sponsor or any other non-Jordan Corporate Partner, or an endorsement of any computer hardware and software, video games, cellular phones and accessories, telephone debit and travel cards, or any telephone and telecommunications services without Jordan's prior written approval.

8.  APPROVALS.

    a) SportsLine agrees to submit to Jordan and FAME for their approval, a copy of ail advertising and/or promotional materials utilizing Jordan's likeness at least fourteen (14) calendar days prior to their release to the general public. SportsLine further agrees that such advertising and promotional materials shall not be released without prior written approval of Jordan and FAME. Jordan and FAME agree, however, that they shall not unreasonably withhold or delay their approval of such materials and that in absence of disapproval, within ten (10) calendar days of receipt thereof, such advertising and promotional materials shall be deemed approved. Notwithstanding the foregoing, SportsLine shall have the right to use screen shots and captions from the Jordan Web Site and any previously approved content from the Jordan Web Site for any uses otherwise permitted hereunder; provided that there are no material changes to such screen shots, captions and content as approved.

    (b) From time to time during the term of this Agreement, SportsLine will submit merchandise to Jordan and FAME, for their approval, which SportsLine proposes to market, promote, advertise and sell through the Jordan Web Site. Jordan and FAME may, in their sole discretion, approve or disapprove any or all such submitted merchandise to be sold by SportsLine on the Jordan Web Site.

    (c) To the extent known by Jordan and FAME, Jordan and FAME shall disclose to SportsLine appropriate contacts with third party sources of Jordan Merchandise for purchase by or sourcing to or on behalf of SportsLine for SportsLine's use of the Jordan Endorsement as permitted under this Agreement; provided,

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        however, that Jordan and FAME shall have no obligation to coordinate or facilitate the sale of any such approved merchandise from a third party vendor to SportsLine as it shall be SportsLine's sole responsibility to obtain such approved Jordan Merchandise from a third party vendor. Jordan and FAME shall assist SportsLine in good faith in obtaining favorable terms with respect to the sale of such Jordan Merchandise.

    (d) To the extent SportsLine creates unique Jordan Merchandise, SportsLine agrees to provide to Jordan and FAME a combined total of two (2) representative copies or samples (i.e., one each to Jordan and FAME) of all such proposed Jordan Merchandise together with a description of the intended use of the merchandise to Jordan and FAME without cost to Jordan and FAME for written approval prior to SportsLine using the same. Jordan and FAME shall approve or disapprove any merchandise submitted by SportsLine for approval within ten (10) business days of their receipt by Jordan and FAME. If Jordan or FAME do not approve or disapprove SportsLine's submission within such ten (10) day period, SportsLine will provide written notice to Jordan and FAME of such delay and Jordan and FAME agrees that any such proposed merchandise will be deemed approved if SportsLine's submission is not responded to within five (5) business days following receipt of such written notice. The copies and samples submitted by SportsLine to Jordan and FAME under this Section 8(d) may be retained by Jordan and FAME at their option. SportsLine will thereafter submit to Jordan-and FAME, without cost to Jordan or FAME, one (1) unit of such finished Jordan Merchandise, as approved, upon commencement of production of such Jordan Merchandise.








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9.  RESPONSIBILITIES OF JORDAN AS TO CONTENT.

    a) JORDAN INFORMATION. For purposes of this Agreement, the term "JORDAN INFORMATION" means all information created and/or delivered by Jordan to SportsLine for inclusion in the SportsLine Service or the Jordan Web Site including but not limited to (i) any trademark, service mark, trade name or logo, whether or not registered, included in such information, provided that any such trademark, service mark, trade name or logo must be approved in advance by Jordan and FAME (ii) the content to be provided as set forth on EXHIBIT "B," and (iii) any statement made by any member of Jordan's organization during any interview or chat session broadcast or distributed over the SportsLine Service or the Jordan Web Site.

    b) REPRESENTATIONS AND WARRANTIES. Jordan shall be solely responsible for the content of all Jordan Information, and represents and warrants to SportsLine that:

        i) All Jordan Information (A) shall be accurate and Jordan's own and original creation, except for information validly Iicensed for use by Jordan or in the public domain; (B) will consist only of information that Jordan is authorized to use and to authorize SportsLine to use as contemplated in this Agreement; (C) will not constitute a libel or defamation or conflict with any copyright, right of privacy or other rights of, and will not cause injury to, any third party; and (D) will conform to all applicable federal, state and local laws and regulations and any other governmental or quasi- governmental laws or regulations of the United States or any other country.

        ii) Jordan has the full right and authority to grant the rights and consents set forth herein.

        iii) SportsLine shall be entitled at any time to bring any concerns it has regarding the Jordan Information to the attention of Jordan, whereupon the parties will cooperate in good faith to address SportsLine's concerns. If SportsLine, in its reasonable judgment, believes that immediate action is required with regard to any of the Jordan Information, SportsLine may delete, modify or revise such information, provided that SportsLine shall notify Jordan of such action

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                                    Page -8-

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              prior thereto, if reasonably possible (or, if not, as soon thereafter as commercially practicable). In the event Jordan ceases to maintain his high-profile as a pre-eminent spokesperson and/or entertainer, and becomes completely inactive as an endorser, Jordan agrees to discuss in good faith with SportsLine some protection to the rights and obligations hereunder.

    c) DELIVERY; EDITORIAL STANDARDS. All Jordan Information and updates shall be transmitted by land-line telephone or electronically in the format specified by SportsLine. All content supplied by Jordan shall be consistent with the editorial standards used by SportsLine for content displayed on the SportsLine Service (which standards SportsLine reserves the right to amend from time to time).

10. NBA/BULLS TRADEMARKS. SportsLine acknowledges that Jordan has no right to grant, nor does he purport to grant, the use of the Chicago Bulls' name, uniform and/or insignias or any other trademarks associated with the National Basketball Association. However, Jordan shall instruct his agent(s), attorney(s) and/or business manager(s) to use their best efforts to assist SportsLina to obtain clearances for such uses.

11. SPORTSLINE SERVICE. SportsLine shall have sole discretion to determine all aspects of the operation of the SportsLine Service and all matters relating to the content, structure and sequence of material appearing on the SportsLine Service. Without limiting the generality of the foregoing, SportsLine shall have sole discretion to determine the amount and basis of any fee charged to subscribers for use of the SportsLine Service, and SportsLine exclusively will bill for and collect all fees charged to subscribers to use the SportsLine Service. Nothing in this Agreement shall limit SportsLine's rights regarding charges for any aspect of the SportsLine Service (including any product or service offered by SportsLine, whether alone or in conjunction with others, through means of the SportsLine Service). All right, title and interest in . SportsLine's name, trade name(s), trademark(s) and service mark(s), copyrights, and all other intellectual property (collectively, "SPORTSLINE'S INTELLECTUAL PROPERTY") are and shall remain. SportsLine's. Nothing herein shall be deemed to grant Jordan any proprietary rights to any of SportsLine's Intellectual Property.

12. PREMIUM FEATURES/FAN CLUBS. SportsLine shall ba responsible for the concept design and creation of all Premium Features, including the official exclusive online and off-line Jordan fan clubs (collectively, the

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                                Page -9-


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    "FAN CLUBS") that allow Jordan to communicate with Jordan's fans through regular e-mail messages, columns and newsletters, to record audio clips that allow fans to listen to live and previously recorded interviews and insights, and to play video clips and highlights from previously- recorded interviews and games and events (collectively, "ELECTRONIC MEANS"). Jordan will answer five (5) electronic mail questions per week received from members of Jordan online Fan Club, if and to the extent such questions are timely forwarded by SportsLine, given Jordan's schedule; and will use best efforts to introduce SportsLine to Jordan's endorsers and licensees to promote the Jordan Fan Clubs and to facilitate the acquisition of merchandise and/or memorabilia for sale through and. In addition, SportsLine will create, operate and maintain the exclusive official Jordan off-line Fan Club that allows Jordan to communicate with his fans through means other than Electronic Means.

    a) With respect to both the official online and off-line Fan Club, SportsLine shall be responsible for the following services (the "FAN CLUB SERVICES"):

        i) Creating and marketing a Fan Club membership package which shall be subject to Jordan's and FAME's prior approval.

        ii) Creating a mailing list consisting of Members (as defined below). SportsLine agrees, at the request of Jordan given at any time or times during the Term, to deliver to Jordan, at SportsLine's cost, a copy of the then-current mailing list for the Fan Clubs. SportsLine acknowledges and agrees that Jordan shall have the right to make use of the Fan Clubs' membership list for any purpose permitted by law which Jordan may designate (including, without limitation, licensing or selling such !ist) without the obligation to pay any fee or compensation to SportsLine.

        iii)  Soliciting individuals to become "Fan Club members" (the
              "MEMBERS").

        iv) If mutually agreed upon, writing and sending and/or distributing to the Members periodic newsletters, press releases and touring schedule updates, all of which shall be subject to Jordan's and FAME's prior approval.

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        v)    Providing Members with an "official" membership card, information packet and other promotional materials relating to the Fan Clubs, all of which shall be subject to Jordan's and FAME's prior approval.

        vi) If mutually agreed upon, creating a merchandising presence within the Jordan Web Site to provide Members with opportunities to purchase officially-licensed Fan Club merchandise, all of which shall be subject to further agreement between Jordan and SportsLine.

        vii) Collecting all income generated from the Fan Clubs' activities accounting for and distributing the income as set forth herein.

        viii) Such other services and activities as the parties may hereafter agree.

    If at any time during the Term, SportsLine or Jordan desires to add additional Fan Club Services, then SportsLine may submit such request in writing to Jordan, or Jordan may submit such request in writing to SportsLine, and upon receipt thereof, the parties shall discuss in good faith the possibility of adding such additional services.

    b) SportsLine shall operate the Fan Clubs in accordance with the following guidelines:

        i) Fan club dues shall be established upon mutual agreement of the parties.

        ii) Jordan shall have final approval of all information, including photographs, video clips, etc., to be sent, broadcast or made accessible to Members and/or used in connection with the Fan Clubs, and of the parameters or rules of any Fan Club conventions and/or contests ("FAN CLUB ACTIVITIES"). SportsLine shall submit each of these Fan Club Activities to Jordan in writing for Jordan's and FAME's approval.

13. CONTESTS. Jordan and FAME agree and acknowledge that their respective employees, consultants and/or advisors and members of their respective immediate families (immediate family is defined as parent, sibling or any person residing in the same household as employee or consultant) shall not eligible to play SportsLine contests for prizes.

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14. PRESS RELEASES. It is the intent of the parties to issue a joint press release announcing the formation of the relationship created hereby. However, it is agreed that no party will issue any such press release without the prior written consent of the other parties.

15. ENFORCEMENT ACTION. If either party obtains information that the rights granted by Jordan to SportsLine have been breached by a third party, such information shall be promptly transmitted to the other party. SportsLine shall have the right, but not the obligation, to commence an action against the breaching third party; provided, however, SportsLine agrees to commence appropriate action if requested to do so by Jordan and/or FAME, but only to the extent approved by SportsLine's outside counsel and further subject to mutual agreement among SportsLine, FAME and Jordan regarding division of the expense of retaining outside counsel. If requested by SportsLine, Jordan shall enter such action against such third party as an additional party plaintiff.

16. ARBITRATION. The parties are desirous of reducing the time and costs of resolving disputes. Accordingly, any claim or controversy arising out of or in connection with the construction or application of any term, provision or condition of this Agreement and shall be settled by final and binding arbitration in the State of Illinois under the Rules of the American Arbitration Association;-provided, however, that any such matter submitted to arbitration shall be presided over by a panel of at least three (3) arbitrators who each shall have experience in the area of intellectual property law. The decision of the arbitrators shall- be binding upon the parties. The reasonable cost of arbitration shall be borne by the losing party or in such proportion as the arbitrator shall decide. Judgment on the award rendered by the arbitrator may be entered in any court in the world having jurisdiction. The provisions of this paragraph shall survive any expiration or earlier termination of this Agreement.

17. INDEMNIFICATION BY SPORTSLINE. SportsLine shall indemnify, defend and hold Jordan harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorneys' fees and court costs) arising from or related to any cause of action brought against Jordan by any person or entity that is not a party to this Agreement arising from or related to this Agreement. This paragraph shall survive any expiration or earlier termination of this Agreement.

18. INDEMNIFICATION BY JORDAN. Jordan shall indemnify, defend and hold SportsLine harmless from and against all claims, costs, liabilities, judgments, expenses or damages (including reasonable attorneys' fees

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    and court costs) arising from or related to any cause of action brought against SportsLine by any person or entity that is not a party to this Agreement arising from or related to (i) any Jordan Information displayed through the Jordan Web Site or the SportsLine Service, (ii) the content of any Jordan Information, and (iii) any breach of this Agreement, provided SportsLine promptly notifies Jordan of any such claim and provides Jordan the opportunity to control the defense of the action and all negotiations for settlement or compromise. This paragraph shall survive any expiration or earlier termination of this Agreement

19. LIMITATION OF LIABILITY. NOTWITHSTANDING ANYTHING STATED OR IMPLIED TO THE CONTRARY HEREIN, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR EXEMPLARY, PUNITIVE, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, IN ANY MANNER ARISING OUT OF THIS AGREEMENT OR THE BREACH OF ANY TERM, COVENANT, REPRESENTATION, WARRANTY OR OBLIGATION CONTAINED HEREIN. THIS PARAGRAPH SHALL SURVIVE ANY EXPIRATION OR EARLIER TERMINATION OF THIS AGREEMENT

20. CONFIDENTIALITY. All information disclosed by either party to the other party, including but not limited to the terms and conditions of this Agreement or any other agreement between the parties, trade secrets of the parties, any nonpublic information relating to a party's product plans, designs, ideas, concepts, costs, prices, finances, marketing plans, business opportunities, personnel, research, development or know-how and any other nonpublic technical or business information of a party, that is marked "CONFIDENTIAL" or identified by the disclosing party in writing as confidential before or within thirty (30) calendar days after disclosure to the receiving party, shall be treated as confidential by the receiving party and not disclosed to any third party, including, but not limited to the NBA, NBA Properties, the National Basketball Players Association and any other entity of the NBA or the Chicago Bulls, without the disclosing party's consent or unless required by law.

    Confidential Information shall not include information that: (a) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving party; (b) the receiving party can demonstrate to have had lawfully in its possession without an obligation of confidentiality prior to disclosure hereunder; (c) is independently developed by the receiving party without the use of any Confidential Information of the disclosing party as evidenced by written documentation; or (d) the receiving party lawfully obtains from a third

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                                    Page -13-
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    party who has the right to transfer or disclose it and who provides it without any obligation to maintain the confidentiality of such information.

    This paragraph shall survive any expiration or earlier expiration of this Agreement.

21. TERMINATION. In the event of a material breach of this Agreement by either party, the other party may terminate this Agreement on thirty (30) calendar days' written notice to the breaching party unless the breach is corrected within the thirty (30) day period. Termination under this paragraph shall not affect the right of the non-breaching party to recover damages from the breaching party. No expiration or termination of this Agreement shall affect or impair either party's rights or remedies under this Agreement that have accrued or arisen as of or prior to such termination. Following the effective date of termination, no further obligations of either party to the other shall accrue under this Agreement, provided that termination shall not relieve either party of any obligations arising prior to the effective date of termination.

22. RELATIONSHIP OF THE PARTIES. The parties to this Agreement are independent contractors, and this Agreement shall not be construed to create a partnership, joint venture, employment or principal agent relationship between the parties. Each party shall be solely responsible to compensate any employees! agents or representatives employed or engaged by it to perform duties under this Agreement and for all taxes, imposts, duties and all charges of any governmental authority arising from its or his activities under this Agreement. Neither SportsLine, FAME nor Jordan, nor any person or entity employed by any of them, are authorized to make any representation or warranty concerning the other parties or incur or assume any obligation or liability for the other parties.

23. AMENDMENT: WAIVER. No amendment to this Agreement shall be valid unless such amendment is in writing and is signed by the party against whom enforcement is sought. Any of the terms and conditions of this Agreement may be waived at any time in writing by the party entitled to the benefit thereof, but a waiver in one instance shall not be deemed to constitute a waiver in any other instance. A failure to enforce any provision of this Agreement shall not operate as a waiver of the provision or of any other provision hereof.

24. SEVERABILITY. In the event that any provision of this Agreement shall be held to be invalid, illegal or unenforceable in any circumstances, the remaining provisions shall nevertheless remain in full force and effect


                          CONFIDENTIAL AND PROPRIETARY

                                    Page -14-
    and shall be construed as if the unenforceable portion or portions were deleted.

25. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois without regard to its conflict of law principles.

26. NOTICES. All notices or other communications hereunder shall be in writing and shall be deemed to be given or made when delivered by overnight courier or first-class, postage prepaid, registered or certified mail to the following address or addresses or such other address or addresses as either party may designate in writing to the other in accordance with this paragraph:

                  If to SportsLine:     SportsLine USA, Inc.
                                        6340 NW 5th Way
                                        Fort Lauderdale, Florida 33309
                                        Attn: President

                  If to Jordan or FAME: Falk Associates Management
                  Enterprises
                                        5335 Wisconsin Avenue, NW, Suite 850
                                        Washington, DC 20015
                                        Attention: David Falk

27. ASSIGNMENT.

    Neither Jordan nor SportsLine shall have the right to grant sublicenses hereunder or to otherwise assign, alienate, transfer, encumber, or hypothecate (all of the foregoing hereinafter "transfer") any of their rights or obligations hereunder without the prior written consent of the other. SportsLine may, without the approval of Jordan or FAME, transfer its rights and/or obligations hereunder in connection with a consolidation, merger or sale of all or substantially all of SportsLine's assets with any other entity. However, in the event:

    (i) SportsLine proposes to effect a merger or consolidation with any entity (a "MERGING ENTITY") which is a major direct competitor of a major brand-name of any of the Jordan Endorsement Companies including, without limitation, NIKE, Wilson Sporting Goods, The Upper Deck Company, McDonald's, Wheaties, Gatorade, Bijan, WorldCom or Rayovac (a "MAJOR DIRECT COMPETITOR"), and



                          CONFIDENTIAL AND PROPRIETARY

                                    Page -15-

    (ii) Jordan has advised SportsLine specifically and in writing, at least thirty (30) days before Jordan receives such notice of such merger or consolidation or such merger or consolidation is publicly announced, that such Merging Entity is a Major Direct Competitor within the meaning of this paragraph, then Jordan shall have the right to terminate this Agreement by so notifying SportsLine in writing on or before thirty (30) days after Jordan has received notice of such proposed merger or consolidation (provided that such termination shall not be effective if the merger or consolidation is not consummated or if those elements of the Merging Entity which make it a Major Direct Competitor are "spun off" and not included in the resulting company of which SportsLine is a part); provided, however, that, at SportsLine's option and in SportsLine's sole and absolute discretion, Jordan shall continue to receive all such Deficiency Payments in accordance with the amounts and schedule provided in Exhibit C and paragraph 3 hereof shall remain in full force and effect during the remainder of the Term as if this Agreement had not been terminated.

28. COMPLIANCE WITH LAWS. Each party shall comply with applicable law in connection with the development and publication of the Jordan Web Site. Jordan and FAME and SportsLine agree, in particular, to comply with all laws concerning obscenity, defamation, infringement, rights of privacy, harassment and export controls, among others, and to ensure that the use, reproduction and distribution of the content contained in Jordan Web Site in and of itself, does not violate such laws or related legal rights of third parties.

29. ACKNOWLEDGMENT AND PROTECTION OF THE LICENSED RIGHTS.

    (a) SportsLine recognizes and acknowledges the exclusive rights of Jordan in and to the Jordan Endorsement. Nothing contained in or contemplated under this Agreement will be construed to confer upon SportsLine any right to have the Jordan Endorsement registered in the name of SportsLine or to vest in SportsLine any right of ownership to the Jordan Endorsement, and SportsLine will not, directly or indirectly, use, register or cause to be used or registered, any word, symbol, character or set of words, symbols or characters, trademark, trade name, service mark or copyright consisting of, related to, similar to and/or confusingly similar to any part of the Jordan Endorsement.

    (b) During the term of this Agreement and following the expiration or termination of this Agreement for any reason, SportsLine will not

                          CONFIDENTIAL AND PROPRIETARY

                                    Page -16-

        (i) challenge the validity of ownership in or right to license, the Jordan Endorsement, (ii) contest the fact that SportsLine's rights under this Agreement are solely those of SportsLine and terminate upon expiration or termination of this Agreement, (iii) represent in any manner that SportsLine has any title or right to the ownership, registration or use of any of the Jordan Endorsement in any manner except as set forth in this Agreement, or (iv) challenge the right of Jordan to grant a license for the Jordan Endorsement (unless in conflict with the rights granted to SportsLine under this Agreement). Any and all goodwill associated with or identified by the Jordan Endorsement will inure directly or exclusively to the benefit and is the property of Jordan.

    (c) SportsLine will not (i) cause which may damage or endanger the Jordan Endorsement or other trade name, trademark, service mark or intellectual property right of Jordan, Jordan's title thereto or the rights of any other licensee or franchisee, nor (ii) interfere in any manner with nor attempt to prohibit the use or registration by Jordan of the Jordan Endorsement or other trade name or trademark or service mark owned or licensed by Jordan.

30. HEADINGS. Paragraph headings are for convenience only and shall not be used in any manner to construe this agreement.

31. ENTIRE AGREEMENT. This Agreement, and the exhibits attached hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous agreements and understandings, written or oral between the parties with respect to the subject matter hereof.

32. EXECUTION IN COUNTERPARTS. This Agreement may be executed by the parties in counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.












                          CONFIDENTIAL AND PROPRIETARY

                                    Page -17-

IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first written above.

SportsLine USA, Inc.,
a Delaware corporation

By: /s/ MICHAEL LEVY
    ------------------
Name: Michael Levy
Title: President

/s/ MICHAEL JORDAN
    ---------------
Michael Jordan (by [illegible]
                atty in fact)

Falk Associates Management Enterprises

By: /s/ DAVID FALK
    -----------------------------
Name: David Falk
Title: Chairman









                          CONFIDENTIAL AND PROPRIETARY

                                    Page -18-

         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


                                   EXHIBIT "A"
                                      TERM

The Term of this Agreement shall commence on the Effective Date and shall continue in effect for ten (10) years from the date of execution of this Agreement, unless sooner terminated according to the terms of this Agreement.
*****.


















                             CONFIDENTIAL AND PROPRIETARY

                                    Page -19-

                                  EXHIBIT "B"
                           SERVICES, RIGHTS & CONTENT

1. SPORTSLINE RESPONSIBILITIES. SportsLine shall be responsible for the following in connection with the Jordan Web Site:

    a) All aspects of the technical development, graphical user interface, production and maintenance of the Jordan Web Site.

    b) All customer service, technical support, billing, fulfillment, credit card authorization and processing associated with the sale of Premium Features (as defined herein).

    c) Concept design and creation of all Premium Features, including the official exclusive online and off-line line Jordan Fan Clubs.

    d) Maintenance of a merchandise area within the SportsLine Service (including, without limitation, the Jordan Web Site) through which SportsLine and Jordan will be able to sell merchandise, memorabilia and custom signed products, and be responsible for all customer service, technical support, billing, fulfillment, credit card authorization and processing associated therewith.

2. EDITORIAL CONTROL OF THE JORDAN WEB SITE. Jordan shall have complete control over the content of the Jordan Web Site, and Jordan shall be responsible to provide SportsLine with all cleared content and information (including but not limited to artwork, photos, articles and news clippings, biographical information, audio and video clips, etc.) necessary to create and maintain the Jordan Web Site, and shall use his best efforts to assist SportsLine in acquiring and clearing any information and content not otherwise in Jordan's possession. SportsLine shall consult with Jordan and FAME in order for the Jordan Web Site content and programming to be consistent with Jordan's web program and Jordan's overall marketing program.

3.  JORDAN'S SERVICES. Jordan shall provide the following services to
    SportsLine:

    a) Conduct at least one (1) five (5) minute interview (by land-line telephone) on a weekly basis in a format designated by SportsLine. SportsLine will broadcast the audio, as permitted hereby, including but not limited to transcription of the questions and answers into a column format and/or use in chat sessions.

                       CONFIDENTIAL AND PROPRIETARY


                                    Page -20-

        SportsLine agrees that, as time restraints dictate, and subject to Jordan's absolute discretion, such interviews and/or chat sessions may be bundled on a monthly basis consisting of one (1) twenty (20) minute interview in each month. Jordan acknowledges that SportsLine may, at SportsLine's option, syndicate content from the SportsLine Service and the Jordan Web Site in different media, and Jordan expressly authorizes such syndication.

    b) Answer five (5) electronic mail questions per week received from his fans. SportsLine agrees that FAME shall be permitted to process the electronic mail questions to facilitate a response from Jordan.

    c) Make one (1) personal appearance (e.g., a due diligence meeting for potential investors in an initial public offering of SportsLine's stock, press conference, radio or television commercial, etc.) during the Term lasting no longer than one (1) hour in duration. Any other appearances requested by SportsLine shall be subject to Jordan's approval, in Jordan's absolute discretion.

    d) SportsLine may include in its letterhead Jordan's name and permit SportsLine to use Jordan's name, photos and other materials reasonably necessary to promote SportsLine and the Jordan Web Site. In each instance, Jordan will have an opportunity to approve such use, which approval shall not be unreasonably withheld; provided, however, that SportsLine shall have the right without any prior approval to use screen shots for promotional purposes as otherwise provided herein.

    e) If requested by SportsLine and subject to Jordan's schedule, Jordan agrees to make himself available for a photo shoot during the Term, not to exceed four (4) hours, to provide SportsLine with photographs and other materials reasonably necessary for SportsLine to promote its service online and off-line (including print, radio, and television) and to be used in the Jordan Web Site.

    f) Serve as spokesmen for SportsLine to promote the appropriate sports-related products and services offered on the SportsLine Service, and subject to his absolute discretion, to appear in radio and/or television commercials;

    g) If requested by SportsLine and in Jordan's absolute discretion, Jordan agrees to provide a mutually agreed upon number of items of autographed merchandise, memorabilia, and/or custom signed

                          CONFIDENTIAL AND PROPRIETARY

                                    Page -21-
        products to be distributed for free to SportsLine Service Subscribers and/or members of Jordan's Fan Clubs as part of their membership kit.

    h) Use best efforts to facilitate a relationship between SportsLine and The Upper Deck Company that will ensure that SportsLine has access to (i) a complete inventory of items of autographed merchandise and memorabilia;
        (ii) product inventory and fulfillment capabilities sufficient to satisfactorily support the projected demands of the parties' mutual customers; (iii) digitized images of products or agree to develop such images; and (iv) current costs/MSRP and accurate descriptive information on all products. In addition, subject to Upper Decks' approval and cooperation, Jordan agrees to develop a complete line of custom signed products exclusively for sale on Jordan's Web Site, including game-worn and game-used products, apparel and equipment. With respect to such game-worn and game-used products, lordan shall, after each event in which any such item is worn or otherwise used, promptly send all such items to SportsLine cleaned and autographed for sale and/or auction on Jordan's Web Site, provided, however, that nothing in this Agreement shall cause or require Jordan to provide SportsLine with any autographs, or any additional time, in connection with such autographed merchandise and memorabilia. SportsLine agrees and acknowledges that any and all autographs must come from the Upper Deck Company pursuant to Jordan's agreement with the Upper Deck Company.

    SportsLine agrees and acknowledges that any and all services from Jordan required and/or requested by SportsLine shall be subject to Jordan's schedule.

4. ADDITIONAL CONCEPTS. In addition to the foregoing, SportsLine and Jordan agree to work together to create new and innovative products and concepts to constantly improve the Jordan Web Site to keep it on the cutting edge.












                               CONFIDENTIAL AND PROPRIETARY

                                    Page -22-

          CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                                   EXHIBIT "C"
                                  CONSIDERATION

1. DEFINITIONS. The term "NET SPONSORSHIP REVENUES" means SportsLine's gross revenues from the sale of sponsorships appearing on the Jordan Web Site, MINUS sales commissions and fees payable by SportsLine to third parties and other mutually agreed upon out-of-pocket expenses incurred by SportsLine and directly associated with the generation of such revenues. The Term "NET ADVERTISING REVENUE" means SportsLine's gross revenues from the sale of advertising appearing on the Jordan Web Site, MINUS sales commissions and fees payable by SportsLine to third parties and other mutually agred upon out-of-pocket expenses incurred by SportsLine and directly associated with the generation of such revenues. The term "NET MERCHANDISING REVENUES" means SportsLine's gross revenues from the sale of any products (including but not limited to merchandise and memorabilia) sold on the Jordan Web Site, MINUS the cost of goods sold and, MINUS, all credit card processing fees, shipping expenses and other transaction costs incurred by SportsLine in making such sales. The term "NET PREMIUM REVENUES" means SportsLine's gross revenues from the sale of any unique membership programs/fan clubs, etc., offered via the Jordan Web Site (the "PREMIUM FEATURES"), MINUS out-of-pocket expenses incurred by SportsLine and directly associated with the generation of such revenues.

2. ADVERTISING/SPONSORSHIPS. Jordan will receive ***** of Net Sponsorship Revenues and Net Advertising Revenues attributable to sponsorships and advertisements on the Jordan Web Site. Jordan will only receive ***** of Net Advertising Revenues attributable to any under-delivered advertising impressions ("make good impressions") on the Jordan Web Site, which Jordan requests be fulfilled within SportsLine's general advertising rotation.

3. EQUITY. SportsLine shall grant to Jordan warrants, pursuant to the terms of the Warrant Agreement attached hereto as EXHIBIT "F," to purchase four hundred thousand (400,000) shares of SportsLine's Common Stock at an exercise price of ***** per share, which warrants will vest on a pro-rata basis at the rate of ***** per year to be vested on each anniversary date over the first ***** years of the Term. In connection with the issuance of the Warrants, Jordan agrees to enter into the "Lock-Up" Agreement attached hereto as EXHIBIT "G", and any similar agreements as may be required by SportsLine's underwriters and/or lenders in connection with any further securities offerings and/or financings.

                          CONFIDENTIAL AND PROPRIETARY

                                    Page -23-

          CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


4. MERCHANDISE AND MEMORABILIA. Jordan will receive ***** of Net Merchandising Revenue received by SportsLine from the sale of all merchandise or memorabilia on the Jordan Web Site.

5. PREMIUM FEATURES. Jordan will receive ***** of the Net Premium Revenues received by SportsLine.

6. MINIMUM GUARANTEE. Beginning in the sixth (6th) year of the Term, SportsLine shall pay to Jordan a Deficiency payment (individually, a "DEFICIENCY PAYMENT") in the following amounts subject to the following criteria:

    On or before:                   Cumulative Consideration
                                    ------------------------

    6/19/03                                   *****
    6/19/04                                   *****
    6/19/05                                   *****
    6/19/06                                   *****
    6/19/07                                   *****

    a) Each Deficiency Payment shall be calculated by taking the amount of the applicable Cumulative Consideration and subtracting the following amounts (collectively, the "OFFSETS"):

        i)     the amount by which the sum of the following exceeds *****:
               (A) the unrealized appreciation during the first five(5) years of the Term, of the shares of SportsLine's common stock for which Jordan has been granted warrants, (B) the cumulative realized appreciation during the first five(5) years of the Term of shares of SportsLine stock sold by Jordan as of the date for which the Deficiency Payment is being determined, and (C) the total amount of Profit Sharing paid to Jordan during the first five(5) years of the Term;

         ii) the cumulative unrealized appreciation in years subsequent to year five(5), determined as of the close of the market on the respective date for which the Deficiency Payment is being determined, of the shares of SportsLine's common stock for which Jordan has been granted warrants;

         iii) the cumulative realized appreciation in years subsequent to year five(5), determined as of the close of the market on the respective date for which the Deficiency Payment is being

                          CONFIDENTIAL AND PROPRIETARY

                                    Page -24-

          CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

               determined, of shares of SportsLine stock sold by Jordan as of the date for which payment is being determined;

          iv) the total cumulative amount of Profit Sharing earned in years subsequent to year five(5) of the Term and paid to Jordan; and

           v)  all previous years' Deficiency Payments, if any.

    For purposes of the foregoing, the term "Profit Sharing" means amounts payable to Jordan pursuant to paragraphs 1, 3 and 4 of this EXHIBIT "B." In all events, the total amount of guaranteed compensation due to Jordan hereunder shall not exceed *****.



7. REASONABLE OUT-OF-POCKET EXPENSES. SportsLine will reimburse Jordan for all reasonable actual out-of-pocket expenses as approved in advance by SportsLine and incurred by Jordan in performing services requested by SportsLine. If requested by SportsLine to travel, Jordan shall receive reimbursement for the fair market value of first class travel and accommodations for himself and one guest in connection with his performance of the services required of Jordan, but SportsLine agrees and acknowledges that Jordan shall be free to travel in any manner, including by private jet. However, Jordan agrees that SportsLine's maximum liability to Jordan in connection with Jordan's travel shall be the fair market value of first class travel, accommodations and other expenses for Jordan and one guest.

8. RECORDS; AUDIT. SportsLine shall make Profit Sharing payments due to Jordan underthis Agreement on a quarterly basis, within thirty (30) calendar days following the end of the applicable quarter; such quarters ending on January 30, March 31, June 30, and September 30 of each year. Each such payment shall be accompanied by a statement showing in reasonable detail how such payment was computed. SportsLine will create, and maintain for a period of not less than one (1) year following the end of the applicable calendar year, records that accurately reflect the basis and calculation for the payments required under this Agreement. Within ninety (90) calendar days following the end of each calendar year, Jordan may request an audit of the payments made by SportsLine hereunder. Such audit may be conducted by an independent auditing firm selected by Jordan at its expense; provided, that if an audit documents that SportsLine has underpaid Jordan in any calendar year by an amount equal to five percent (5%) or more of the amount that should have been paid hereunder, then SportsLine shall reimburse Jordan for its actual cost incurred to the independent auditing firm to conduct such audit. Jordan's independent auditor shall not disclose to Jordan or any third party the contents of the SportsLine's


                          CONFIDENTIAL AND PROPRIETARY

                                    Page -25-
    books and records, other than information necessary to determine the calculation of the correct amount of any payments required to be made hereunder.























                             CONFIDENTIAL AND PROPRIETARY

                                    Page -26-

                                      EXHIBIT "D"

               JORDAN ENDORSEMENT COMPANY LISTING (CONFIDENTIAL)

CONFIDENTIAL IN-HOUSE USE ONLY

Nike, Inc.                      Electronic Arts Sports Network
One Bowerman Drive              1450 Fashion Island Blvd.
Beaverton, OR 97005             San Mateo, CA 94404
Phone: (503) 671-6453           Phone: (415) 513-7280/7514
Fax: (503) 671-6300             Fax: (415) 513-7449

Gatorade                        NBA Entertainment (CBS/Fox Video)
321 N. Clark St.                450 Harmon Meadow Blvd.
Chicago, IL 60610               Secaucus, NJ 07094
Phone: (312) 222-7709           Phone: (201) 865-1500
Fax: (312) 222-8772/6490        Fax: (201) 865-9345

Wilson Sports Goods, Co.        Ohio Art Toy Company
8700 W. Bryn Mawr Ave.          One Toy Street
Chicago, IL 60631               Bryan, OH 43506
Phone: (312) 714-6400/6891      Phone: (419) 636-3141
Fax: (312) 714-4598             Fax: (419) 636-7614

Sara Lee Corporation            Warner Brothers
P.O. Box 2760                   4000 Warner Blvd.
Winston-Salem, NC 27102         Burbank, CA 91522
Phone: (910) 519-7067           Phone: 818-954-6450
Fax: (910) 519-7160             Fax: (818) 954-6745

The Upper Deck Company          Chicago Chevyland Dealers Assoc
5909 Sea Otter Place            c/o Eisamon, Johns & Laws
Carlsbad, CA 92008              401 N. Michigan Avenue
Phone: (619) 929-6500/3065      Chicago, IL 60611
Fax: (619) 929-6547/3196        Phone: (312) 828-0400
                                Fax: (312) 828-0748

McDonald's Corporation          Rare Air, Ltd
One Kroc Drive                  130 Washington Street
Oak Brook, IL 60521             West Dundee, IL 60118
Phone: (708) 575-6594           Phone: (708) 426-9966
Fax: (708) 575-5792             Fax: (708) 426-3552


                             CONFIDENTIAL AND PROPRIETARY


                                    Page -27-

General Mills/Wheaties Brand    Michael Jordan's Restaurant
One General Mills Blvd.         500 North LaSalle Street
Minneapolis, MN 55426           Chicago, IL 60614
Phone: (612) 540-7616
Fax: (612) 540-3945

The Oakley Company              The Rayovac Company
10 Holland Drive                601 Rayovac Drive
Irvine, Ca 92716                Madison, WI 53711-2497
                                P.O. Box 44960
                                Madison, WI 53711-4960



                             CONFIDENTIAL AND PROPRIETARY

                                    Page -28-

         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION

                                EXHIBIT "E"

            *****
                          CONFIDENTIAL AND PROPRIETARY

                                    Page -29-

         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


                                   EXHIBIT "F"
                    FOUR HUNDRED THOUSAND (400,000) WARRANTS

THESE WARRANTS AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS (THE "WARRANT SHARES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES LAWS. THE WARRANT SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDERTHE SECURITIES ACT AND ANY APPLlCABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

_________________, 1997

                              SPORTSLINE USA, INC.

               WARRANTS FOR THE PURCHASE OF SHARES OF COMMON STOCK

         FOR VALUE RECEIVED, SPORTSLINE USA, INC., a Delaware corporation ("SportsLine" or the "Company"), hereby certifies that Michael Jordan or his registered assigns (the "Holder") is entitled, subject to the provisions contained herein, to purchase from the Company Four Hundred Thousand (400,000) fully paid and non-assessable shares of Common Stock (as defined below), subject to adjustment as provided herein, at an exercise price per share of Common Stock (the "Exercise Price", of $****.

         The term "Common Stock" means the Common Stock, par value $.01 per share, of the Company as constituted on the date hereof. The number of shares of Common Stockto be received upon the exercise of these Warrants may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter referred to as "Warrant Stock." The term "Other Securities" means any other securities that may be issued by the Company in addition to, or in substitution for, the Warrant Stock.

                          CONFIDENTIAL AND PROPRIETARY


                                    Page -30-

         CONFIDENTIAL INFORMATION OMMITTED AND FILED SEPARATELY WITH THE
                       SECURITIES AND EXCHANGE COMMISSION
                         ASTERISKS DENOTE SUCH OMISSION


         References herein to the "Company" are to (i) SportsLine and any successor thereto, (ii) any successor corporation resultng from the merger or consolidation of SportsLine, or any successor thereto, with another corporation or (ii) any corporation to which SportsLine, or any successor thereto, has transferred its property or assets as an entirety or substantially as an entirety.

         Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of these Warrants, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of these Warrants, if mutilated, the Company shall execute and deliver new Warrants of like tenor and date. Any such new Warrants, upon execution and delivery, shall constitute an additional contractual obligation on the part of the Company, whether or not these Warrants so lost, stolen, destroyed or mutilated shall be at any time enforceable by anyone.

         The Holder agrees with the Company that these Warrants are issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein, including the following:

         1. EXERCISE OF WARRANTS.

         1.1 EXERCISE PERIOD: METHOD OF EXERCISE. These Warrants shall vest and become exercisable as follows: (a) with respect to ***** shares of Common
Stock, one (1) year after the date first written above; and (b) with respect to an additional ***** shares of Common Stock, at the end of each consecutive one
(1) year period thereafter until the Warrants have become exercisable with respect to the total number of shares of Common Stock set forth above; provided, however, that the vesting of the Warrants shall be subject to the condition that that certain Advisory Agreement dated as of ___________________, 1997 (the "Advisory Agreement") between SportsLine and the Holder, as amended or modified, shall be in effect at the relevant vesting date(s), and no further Warrants shall vest on or after the expiration, nonrenewal or termination of said agreement. Subject to the foregoing, any vested Warrants may be exercised, in whole or in part, at any time, or from time to time during the period commencing on the date hereof and expiring on the date of expiration or earlier termination of the Advisory Agreement, by presentation and surrender of these Warrants to the Company at its principal office (which on the date hereof is 6340 N.W. 5th Way, Ft. Lauderdale, Florida 33309), or at the office of its stock transfer agent (which on the date hereof is the Company), if any, with the Warrant Exercise Form attached hereto duly executed and accompanied by payment (either in cash or by certified or official bank check or checks, payable to the order of the Comparny) of the Exercise Price for the number of shares specified in such form. If these Warrants are exercised in part only, the Company shall, upon surrender of these Warrants

                          CONFIDENTIAL AND PROPRIETARY

                                    Page -31-
for cancellation, execute and deliver new Warrants evidencing the rights of the Holder thereof to purchase the balance of Warrant Stock (and Other Securities) purchasable hereunder. Upon receipt by the Company of these Warrants, together with the Exercise Price, at its office, or by the Company's stock transfer agent at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the Warrant Stock (and Other Securities) issuable upon such exercise, notwithstanding that the transfer books of the Company shall then be closed or that certificates representing such Warrant Stock (or Other Securities) shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Warrant Stock (and Other Securities) upon exercise of these Warrants.

         2. RESERVATION OF SHARES AND OTHER SECURITIES. The Company will at all times reserve for issuance and delivery upon exercise of these Warrants all shares of Warrant Stock and other shares of capital stock of the Company (and Other Securities) from time to time receivable upon exercise of these Warrants. All such shares (and Other Securities) shall be duly authorized and, when issued upon such exercise, shall be validly issued, fully paid and non-assessable and free and clear of all preemptive rights.

         3. FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issuable upon the exercise of these Warrants, but the Company shall pay the Holder an amount equal to the fair market value of such fractional share in lieu of each fraction of a share otherwise issuable upon any exercise of these Warrants, as determined by the Board of Directors in its reasonable discretion.

         4. EXCHANGE OF WARRANTS. These Warrants are exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereofto the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder hereofto purchase in the aggregate the same number of shares of Warrant Stock (and Other Securities) purchasable hereunder.

         5. RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights as a shareholder of the Company, either at law or in equity, and the rights of the Holderare limited to those expressed herein.

         6. ANTI-DILUTION PROVISIONS.

         6.1 ADJUSTMENT FOR RECAPITALIZATION. If the Company shall at any time subdivide its outstanding shares of Common Stock (or Other Securities at the time receivable upon the exercise of these Warrants) by recapitalization,

                          CONFIDENTIAL AND PROPRIETARY

                                    Page -32-
reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stockto its shareholders, the number of shares of Common Stock (or Other Securities) subject to these Warrants immediately prior to such subdivision shall be proportionately increased and the Exercise Price per share shall be proportionately decreased, and if the Company shall at any time combine the outstanding shares of Common Stock (or Other Securities) by recapitalization, reclassification or combination thereof, the number of shares of Common Stock (or Other Securities) subject to these Warrants immediately prior to such combination shall be proportionately decreased and the Exercise Price per share shall be proportionately increased. Any such adjustments pursuant to this Section 6.1 shall be effectve at the close of business on the effective date of such subdivision or combination or, if any adjustment is the result of a stock dividend or distribution, then the effective date for such adjustment shall be the record date therefor.

         6.2 ADJUSTMENT FOR REORGANIZATION. Consolidation. Merger. Etc. (a) In case of any reorganization of the Company (or any other corporation, the securities of which are at the time receivable upon the exercise of these Warrants) after the date hereof or in case after such date the Company (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all of its assets to another corporation, then, and in each such case, the Holder of these Warrants, upon the exercise hereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive, in lieu of the securities and property receivable upon the exercise of these Warrants prior to such consummation, the securities or property to which such Holder would have been entitled upon such consummation if such Holder had exercised these Warrants immediately prior thereto (but had not exercised any rights with respect to such securities or property in connection with the reorganization, consolidation, merger or conveyance); in each such case, the terms of these Warrants shall be applicable to the securities or property receivable upon the exercise of these Warrants after such consummation.

         (b) In any case where the Company shall consolidate with or merge into another corporation, and shall not be the surviving corporation, or shall convey all or substantially all of its assets to another corporation, then, and in each such case, the surviving corporation or the corporation that shall have received substantially all of the Company's assets shall expressly assume the obligations of the Company under these Warrants in a form reasonably satisfactory to the Holder hereof.

         6.3 NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the

                          CONFIDENTIAL AND PROPRIETARY

                                    Page -33-
observance or performance of any of the terms of these Warrants, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holderof these Warrants against impairment. Without limiting the generality of the foregoing, while these Warrants are outstanding, the Company (a) will not permit the par value, if any, of the shares of Warrant Stock to be above the amount payable therefor upon such exercise and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue or sell fully paid and non-assessable shares of Warrant Stock and Other Securities upon the exercise of these Warrants.

         6.4 CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment in the number of shares of Warrant Stock or Other Securities receivable upon the exercise of these Warrants, the Company at its expense will promptly compute such adjustment in accordance with the terms of these Warrants and prepare a certificate executed by an executive officer of the Company setting forth such adjustment and showing in detail the facts upon which such adjustment is based. The Company will forthwith mail a copy of each such certificate to the Holder.

         6.5 NOTICES OF RECORD DATE. Etc. In case:

         (a) the Company shall take a record of the holders of its Common Stock (or Other Securities at the time receivable upon the exercise of these Warrants) for the purpose of entitling them to receive any dividend (other than a cash dividend at the same rate as the rate of the last cash dividend theretofore paid) or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities, or to receive any other right; or

         (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

         (c) of any voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, and in each such case, the Company shall mail or cause to be mailed to each Holder of a Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up is to take place, and the time, if any, to be fixed, as to which the

                               CONFIDENTIAL AND PROPRIETARY

                                    Page -34-
holders of record of Warrant Stock (or such other securities at the time receivable upon the exercise of these Warrants) shall be entitled to exchange their shares of Warrant Stock (or such other securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding up. Such notice shall be mailed at least 20 days priorto the date therein specified and these Warrants may be exercised priorto said date during the term of these Warrants.

         8. RESTRICTIONS ON TRANSFER OF WARRANTS WARRANT STOCK AND OTHER SECURITIES. The Warrant Stock and Other Securities may not be sold, transferred or otherwise disposed of unless registered under the Securities Act of 1933 (the "Securities Act") and any applicable state securities laws or pursuant to available exemptions from such registration, provided that the seller delivers to the Company an opinion of counsel satisfactory to the Company confirming the availability of such exemption.

         9. LEGEND. Unless the shares of Warrant Stock or Other Securities have been registered under the Securities Act, upon exercise of any of these Warrants and the issuance of any of the shares of Warrant Stock or Other Securities, all certificates representing such securities shall bear on the face thereof substantially the following legend:

         THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR UNDER APPLICABLE STATE SECURITIES
         LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM SUCH REGISTRATION, PROVIDED THAT THE SELLER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

         10. NOTICES. All notices required hereunder shall be in writing and shall be deemed given when telegraphed, delivered personally or within two days after mailing when mailed by certified or registered mail, return receipt requested, to the Company at its principal office, or to the Holder at the address set forth on the record books of the Company, or at such other address of which the Company or the Holder has been advised by notice in writing hereunder.



                               CONFIDENTIAL AND PROPRIETARY


                                    Page -35-

         11. APPLICABLE LAW. These Warrants shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to conflicts of law principles.













                             CONFIDENTIAL AND PROPRIETARY


                                    Page -36-

         IN WITNESS WHEREOF, the Company has caused these Warrants to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                          SPORTSLINE USA, INC.


                                          By:
                                             --------------------------------
                                           Titie: President







                             CONFIDENTIAL AND PROPRIETARY


                                    Page -37-

                              WARRANT EXERCISE FORM

         The undersigned hereby irrevocably elects to exercise Warrants to purchase __________ shares of Common Stock of SportsLine USA, Inc., a Delaware corporation, and hereby makes payment of $_______________ in full satisfaction therefor.


                                           __________________________________
                                           Signature



                                           __________________________________
                                           Signature, if jointly held



                                           __________________________________
                                           Date


                       INSTRUCTIONS FOR ISSUANCE OF STOCK
               (if other than to the Holder of the within Warrants)


Name____________________________________________________________________________
                                   (Please typewrite or print in block letters)


Address_________________________________________________________________________


________________________________________________________________________________

Social Security or Taxpayer Identification Number_______________________________

                          CONFIDENTIAL AND PROPRIETARY


                                    Page -38-

SportsLine USA, Inc.
6340 N.W. 5th Way
Fort Lauderdale, Florida 33309

Gentlemen:

         This letter is being furnished in connection with the acquisition by the undersigned of warrants ("Warrants") to purchase shares of common stock, $.01 par value ("Comman Stock"), of SportsLine USA, Inc., a Delaware corporation (the "Company"). In connection with the acquisition of the Warrants, the undersigned hereby represents and warrants to the Company as follows:

         1. The undersigned is acquiring the Warrants solely for the undersigned's own accourt and not for the account or beneficial interest of any other person, and the Warrants are not being acquired with a view to or for resale in connection with any distrbution within the meaning of the Act.

         2. The undersigned acknowledges that (a) the offer and sale of the Warrants and the Common Stock issuable upon exercise of the Warrants (collectively, the "Securities") have not been registered under the Securities Act of 1933, as amended (the "Act"), or applicable state securities laws, and may not be sold, transferred, pledged, or otherwise disposed of unless subsequently so registered or unless the undersigned delivers to the Company an opinion of counsel satisfactory to the Company that registration under the Act and any applicable state securities laws is not required; (b) the Company is under no obligation to register or perfect any exemption for resale of the Securities; and (c) any certificate evidencing the Securities will bear a restrictive legend prohibiting the transfer thereof except in compliance with applicable federal and securities laws. The undersigned understands that at present there is no market for the Securities and that such a market is not likely to exist in the foreseeable future.

         3. In acquiring the Securities, the undersigned has not acted on the basis of any representations end warranties concerning the business or financial condition of the Company, other then those contained in documents furnished to the undersigned by the Company specifically in connection with such acquisition. The undersigned is an "accredited investor", as defined in Rule 501 of Regulation D promulgated under the Act, has such knowledge and experience in business, financial and investment makers that the undersigned is capable of evaluating the merits and risks of an investment in the Securities, and has been afforded the opportunity to ask questions of, and receive answers from, the Company and to obtain any additronai information necessary to verify the accuracy of any information provided by the Company, and in general had access to all information the undersigned deemed material to an investment decision with respect to the acquisition of the Securities.

         The undersigned acknowledges that the Company will rely on foregoing representations and warranties and agrees to indemnify and hold harmless the Company, its officers and directors and any controlling persons of the Company from and against any and all loss, damage or liability arising out of any misrepresentation contained herein. This letter shall be binding upon the









                               CONFIDENTIAL AND PROPRIETARY

                                    Page -39-
undersigned's heirs, executors, administrators, legal representatives, successors and assigns, and inure to the benefit of the Company's successors and assigns.

                                                Michael Jordan

                                                _____________________

Dated:______________________________






                               CONFIDENTIAL AND PROPRIETARY

                                    Page -40-

                                   EXHIBIT "G"

                                                 ____________________, 1997

SPORTSLINE USA, INC.
6340 N.W. 5th Way
Fort Lauderdale, Florida 33309

ROBERTSON, STEPHENS & COMPANY LLC
COWEN & COMPANY
MONTGOMERY SECURITIES
  as Representatives of the
     Several Underwriters
c/o Robertson, Stephens & Company LLC
555 California Street
San Francisco, California 94104


Ladies and Gentlemen:

         The undersigned understands that Robertson, Stephens & Company LLC, Cowen & Company and Montgomery Securities, as representatives (the "Representatives") of the several underwriters (the "Underwriters"), proposed to enter into an Underwriting Agreement (the "Underwriting Agreement") with SportsLine USA, Inc. (the "Company"), providing for the initial public offering by the Underwriters, including the Representatives, of common stock, $.01 par value per share (the "Common Stock"), of the Company (the "Public Offering").

         In consideration of the Underwriters' agreement to purchase and undertake the Public Offering and for other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned agrees that, without the prior written consent of Robertson, Stephens & Company LLC, the undersigned will not directly or indirectly offer, sell, solicit an offer to buy, make any short sale, pledge, grant any option to purchase, contract to sell, or otherwise dispose of or transfer any shares of Common Stock of the Company (including, without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission) or any securities convertible into or exercisable or exchangeable for such Common Stock (including shares of Common Stock which may be issued upon exercise of a stock option or warrant) or, in any manner, transfer all or a portion of the economic consequences associated with the ownership of the Common Stock (including, without limitation, by way of equity swap, hedging, or any other form of derivative transaction) (any of the foregoing, a "Transfer"), or exercise any registration rights with respect to the Common Stock, in each case for the period

_________________, 1997
Page 2



ending 180 days from the date the Registration Statement (No. 333-25259) filed by the Company in connection with the Public Offering is declared effective by the Securities and Exchange Commission; provided, however, that the undersigned may Transfer, including any Transfer as a bona fide gift, any such securities to any person who, at or prior to the time of such Transfer, has executed and delivered to the Representatives a letter agreement in the form hereof.

         In addition, the undersigned agrees that the Company may, with respect to any shares for which the undersigned is the record or beneficial holder, cause the transfer agent for the Company to note stop transfer instructions with respect to such shares on the transfer books and records of the Company.

         The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this letter agreement, and that, upon request, the undersigned will execute any additional documents necessary or desirable in connection with the enforcement hereof. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and all obligations of the undersigned created hereunder shall be binding upon the heirs, personal representatives, successors, and assigns of the undersigned. This letter agreement shall automatically terminate on the earlier of (i) August 1, 1997, in the event that the Underwriting Agreement is not executed by the Company or on prior to that date and (ii) the date that the Underwriting Agreement is terminated, in the event that the Underwriters do not purchase the Common Stock and the Underwriting Agreement is terminated pursuant to its terms.

                                   Very truly yours,


Dated:______________________       _________________________________
                                   Name of Holder


                                   _________________________________
                                   Signature


Dated:______________________       _________________________________
                                   Name of Joint Holder


                                   _________________________________
                                   Signature